                          REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT dated as of this 23rd day of April, 2004.

BETWEEN:

      MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "CORPORATION")

                                      -and-

      EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors ("EDGESTONE")

                                      -and-

      MITEL SYSTEMS CORPORATION, a corporation incorporated under the laws of Canada ("SYSTEMS")

                                      -and-

      MITEL KNOWLEDGE CORPORATION, a corporation incorporated under the laws of Canada ("KNOWLEDGE")

                                      -and-

      ZARLINK SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada ("ZARLINK")

                                      -and-

      POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada ("PTIC")

                                      -and-

      WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of the Province of Newfoundland ("WCC")

RECITALS:

A.    Prior to or contemporaneously with the execution and delivery of this
      Agreement: (i) the Corporation and EdgeStone entered into a subscription agreement (the "SUBSCRIPTION

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      AGREEMENT") in connection with the issuance and sale to EdgeStone of
      Series A Shares (as such term is defined below); and (ii) WCC and PTIC received Series B Shares (as such term is defined below) on the exchange of certain Common Shares of the Corporation.

B. The Series A Shares and Series B Shares referred to above are being issued by the Corporation prior to or contemporaneously with the execution and delivery of this Agreement such that the capitalization of the Corporation immediately upon execution of this Agreement is as described in Schedule A to the Shareholders Agreement (as such term is defined below).

C. As an inducement to EdgeStone, Systems, Knowledge, Zarlink, PTIC and WCC (collectively, the "INVESTORS") to consummate or approve the transactions referred to above, the Corporation hereby enters into the covenants and agreements herein with each of the Investors respecting the registration of the Registrable Securities under the United States Securities Act of 1933 and/or the qualification of such Registrable Securities for trading under the securities laws of the provinces of Canada, as set forth herein.

NOW THEREFORE the parties hereto agree as follows:

                                   ARTICLE 1
                    DEFINITIONS, PRINCIPLES OF INTERPRETATION
                       AND REPRESENTATIONS AND WARRANTIES

"ADDITIONAL COMMON SHARES" has the meaning set forth in the Articles of Amendment;

"AFFILIATE" of a Person means any Person that would be deemed to be an "affiliated entity" of such first-mentioned Person under Rule 45-501 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement;

"AGGREGATE REGISTRABLE SECURITIES" means, as of any date, the number of outstanding Registrable Securities, calculated on an as-if converted to Common Shares basis;

"AGREEMENT" means this Registration Rights Agreement, including all schedules hereto and all amendments or restatements hereof;

"ARTICLES OF AMENDMENT" means the articles of amendment of the Corporation creating the Preferred Shares in the form attached to the Shareholders Agreement;

"AS-IF CONVERTED TO COMMON SHARES BASIS" means, at any time and from time to time, assuming the conversion or exchange of all outstanding Registrable Securities that are Preferred Shares or are otherwise convertible or exchangeable into Common Shares which are exercisable, convertible or exchangeable on the date of the calculation at the respective conversion prices or exchange rates, as the case may be, applicable at such time including, without limitation, the exercise of the EdgeStone Warrants which are exercisable on the date of the calculation for the number of Common Shares then issuable thereunder;

"BOARD OF DIRECTORS" means the Board of Directors of the Corporation;

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"BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario and New York, New York are open for commercial banking business during normal banking hours;

"CANADIAN COMMISSIONS" means the securities commission or similar regulatory authority of each of the provinces or territories of Canada and any successor regulatory authorities having similar powers;

"CANADIAN INCIDENTAL QUALIFICATION" has the meaning specified in subsection 2.3 of this Agreement;

"CANADIAN QUALIFICATION" means a Canadian Incidental Qualification or a Canadian Requested Qualification as the context may require;

"CANADIAN REQUESTED QUALIFICATION" has the meaning specified in Section 2.1 of this Agreement;

"CANADIAN SECURITIES LEGISLATION" means, collectively, the applicable securities legislation, regulations, rules, policies, blanket rulings, decisions and orders of each of the provinces of Canada and the Canadian Commissions;

"CBCA" means the Canada Business Corporations Act as amended and any successor legislation;

"COMMISSION(S)" means (i) with respect to a U.S. Registration, the SEC, and (ii) with respect to a Canadian Qualification, the applicable Canadian Commission(s);

"COMMON SHARES" means the Common Shares in the capital of the Corporation, including the Common Shares currently issued and any Common Shares that may be issued after the date hereof;

"CONTROL" means, with respect to any Person at any time,

      (i) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly: (A.) more than fifty percent (50%) of the voting securities of that Person; or (B.) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

      (ii) the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise;

and the terms "CONTROLS", "CONTROLLING" and "CONTROLLED" have corresponding meanings;

"EDGESTONE GROUP" means:

      (a)   any Affiliate of EdgeStone;

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      (b)   any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

      (c) any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

      (d) upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b), (A) the beneficial holders of interests in such Person, and (B) any other Person referred to in clause (b), whether or not, in either case, an Affiliate described in clause (a) has the exclusive right to exercise the rights of EdgeStone transferred hereunder on behalf of such beneficial holder or Persons; and

      (e) EdgeStone Capital Equity Fund II-A, L.P. and/or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P.

"EDGESTONE PURCHASE OPTION" means the option of EdgeStone to purchase Series A Shares with an aggregate purchase price of up $5,000,000 pursuant to Section 3.2 of the Subscription Agreement;

"EDGESTONE WARRANTS" means the Series 1 Warrants and Series 2 Warrants granted by the Corporation to EdgeStone on the date hereof, and any additional warrants granted on the exercise of the EdgeStone Purchase Option;

"HOLDER" means each Investor so long as it holds Registrable Securities, or any assignee or transferee of record of such Registrable Securities and the registration and qualification rights pursuant to this Agreement related thereto (in accordance with Section 3.5 hereof), or, with respect to Section 2.11 hereof, any such Person who has become a seller of Registrable Securities;

"HOLDERS MAJORITY" means the holders of not less than fifty percent (50%) of the Registrable Securities held by all of the Holders, calculated on an as-if converted to Common Shares basis, which holders must include EdgeStone as long as EdgeStone continues to hold at least 5,000,000 Common Shares (as adjusted for share splits, consolidations and the like);

"INCIDENTAL REGISTRATION" means, as applicable, a U.S. Incidental Registration or a Canadian Incidental Qualification;

"INITIAL PUBLIC OFFERING" means the initial public offering of Common Shares or other securities in the capital of the Corporation or the securities in the capital of a Successor Corporation or any other transaction, as a result of which (in either case) the shares of the Corporation or the Successor Corporation are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System (provided, that, any filing of a registration statement or similar instrument with the SEC under the U.S. Exchange Act in fulfillment of the Corporation's existing obligations as a foreign private issuer shall be deemed not to constitute an Initial Public Offering for the purposes of this Agreement);

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"LONG FORM DEMAND NOTICE" has the meaning specified in Section 2.1 of this
Agreement;

"MATTHEWS GROUP" means:

      (a) Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

      (b) the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

      (c) any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

      (d) any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group; and

      (e) any charitable foundation Controlled by any one or more members of the Matthews Group,

      and, for this purpose, a trustee or trustees referred to in clause (b) above shall be deemed to beneficially own any shares or partnership interests held by them.

"OTHER AGREEMENTS" means the Shareholders Agreement, and with respect to EdgeStone, the Subscription Agreement and all of the agreements, instruments, certificates, and other documents, including the EdgeStone Warrants, executed and delivered by or on behalf of the Corporation or EdgeStone or any of their respective Affiliates in connection with the Subscription Agreement and the transactions contemplated herein or therein;

"PERMITTED TRANSFEREE" of any Person means:

      (i) in the case of a Person who is a natural person: (A) the spouse of such Person; (B) any lineal descendant of such Person or a spouse of any such descendant; (C) a trust (including, without limitation, a testamentary trust) solely for the benefit of one or more of such Person, the spouse of such Person or any lineal descendant of such Person or a spouse of any such descendant; (D) any self-directed RRSP controlled by such Person; or (E) a corporation of which all of the outstanding shares of each class of shares of such corporation are beneficially owned, or in the case of Terence H. Matthews (if Matthews hereafter becomes a Holder) Controlled, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), by one or more of such Person, the spouse of such Person, any lineal descendant of such Person or a spouse of any such descendant or such trust;

      (ii) in the case of a corporation: (A) any shareholder of such corporation, if such shareholder either alone or together with one or more Permitted Transferees of such shareholder beneficially owns, or in the case of Terence H. Matthews (if Matthews hereafter becomes a Holder) Controls, directly or indirectly, in any

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            manner (including, without limitation, through intermediary corporations or trusts), all of the outstanding shares of each class of shares in the capital of such corporation; (B) any Permitted Transferee of such shareholder; or (C) an Affiliate, all of the shares of which are owned by such corporation and/or any Permitted Transferee (other than under this subclause (ii)) of such corporation;

      (iii) in the case of a Person which is a trustee: (A) any beneficiary of such trust; (B) another trustee, provided that the class of beneficiaries is limited to Permitted Transferees of the beneficiaries of the original trust; or (C) any Permitted Transferee of such beneficiary;

      (iv) in the case of a Person which is an estate of a deceased Person, a Permitted Transferee of such deceased person determined pursuant to this definition as if such Person were not deceased or a legal personal representative of such Person holding on behalf of such Permitted Transferees;

      (v)   in the case of EdgeStone, any member of the EdgeStone Group; and

      (vi) in the case of any member of the Matthews Group, includes any other member of the Matthews Group.

"PERSON" includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural Person in his capacity as trustee, executor, administrator, or other legal representative;

"PREFERRED SHARES" means the Series A Shares and the Series B Shares;

"REGISTRABLE SECURITIES" means:

      (i) the Common Shares held by Zarlink on the date of this Agreement, as set forth in Schedule A;

      (ii) the Common Shares issued or issuable on the conversion of the Preferred Shares held by any of the Investors on the date of this Agreement, as set forth in Schedule A (including, without limitation, any Additional Common Shares);

      (iii) any Common Shares issued or issuable on the conversion of any Preferred Shares issued pursuant to the EdgeStone Purchase Option;

      (iv) any Common Shares issued or issuable on the exercise of the EdgeStone Warrants;

      (v) the Common Shares held by Systems and Knowledge on the date of this Agreement, as set forth in Schedule A;

      (vi) any Common Shares issued or issuable as a result of any share splits, share dividends, reclassifications, capital reorganizations, or similar events affecting the Shares or Convertible Securities referred to in (i), (ii), (iii), (iv) or (v) above;

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"REQUESTED REGISTRATION" means, as applicable, a U.S. Requested Registration or a Canadian Requested Qualification;

"SERIES A SHARES" means the Class A Convertible Preferred Shares, Series 1 in the capital of the Corporation, including the Class A Convertible Preferred Shares, Series 1 currently issued and any Class A Convertible Preferred Shares, Series 1 that may be issued after the date hereof;

"SERIES B SHARES" means the Class B Convertible Preferred Shares, Series 1 in the capital of the Corporation, including the Class B Convertible Preferred Shares, Series 1 currently issued and any Class B Convertible Preferred Shares, Series 1 that may be issued after the date hereof;

"SHAREHOLDERS AGREEMENT" means the Shareholders Agreement of even date herewith between the Corporation, the Investors and Terence H. Matthews, as the same may be amended from time to time in accordance with its terms;

"SHARES" means the Common Shares and the Preferred Shares;

"SHORT FORM DEMAND NOTICE" has the meaning specified in Section 2.2 of this Agreement;

"SHORT FORM REGISTRATION" means, as applicable, a U.S. Short Form Registration or a Canadian Short Form Qualification;

"SEC" means the United States Securities and Exchange Commission;

"SECURITIES LAWS" means, collectively, the Canadian Securities Legislation and the U.S. Securities Legislation;

"SUCCESSOR CORPORATION" has the meaning specified in Section 1.4 of this Agreement;

"UNDERWRITER'S MAXIMUM NUMBER" means in connection with a firm underwritten registration or offering of Registrable Securities or any shares of the capital stock or other securities in the capital of the Corporation, a specified maximum number of securities that, in the written opinion of the managing underwriters, may successfully be included in such registration or offering having regard to the dictates of then current and anticipated market conditions. For the purposes of this definition, managing underwriters shall be investment banking firms of nationally recognized reputation;

"U.S. EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same are in effect at the time;

"U.S. INCIDENTAL REGISTRATION" has the meaning specified in Section 2.3 of this Agreement;

"U.S. REGISTRATION" means a U.S. Incidental Registration, a U.S. Requested Registration or a U.S. Short Form Registration, as the context may require;

"U.S. REQUESTED REGISTRATION" has the meaning specified in Section 2.1 of this Agreement;

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                                       8


"U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same are in effect at the time;

"U.S. SECURITIES LEGISLATION" means, collectively, the securities laws of the United States, including the U.S. Exchange Act, the U.S. Securities Act, state securities or "blue sky" laws within the United States, and all rules, regulations and ordinances promulgated thereunder; and

"U.S. SHORT FORM REGISTRATION" has the meaning specified in Section 2.2 of this Agreement.

1.1   CERTAIN RULES OF INTERPRETATION

In this Agreement:

      (a) CURRENCY - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

      (b) GOVERNING LAW - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of Section 3.7, any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

      (c) HEADINGS - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      (d) NUMBER AND GENDER - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      (e) STATUTORY REFERENCES - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

      (f) TIME PERIODS - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

      (g) BUSINESS DAYS - If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

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                                       9


      (h) INCLUDING - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

      (i) NO STRICT CONSTRUCTION - The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      (j) SEVERABILITY - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

1.2   ENTIRE AGREEMENT

      This Agreement and the Other Agreements together constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions, whether oral or written, including, without limitation, those contained in a term sheet dated January 23, 2004 between the Corporation and EdgeStone Capital Equity Fund II-A GP, Inc., and any amendments thereto.

1.3   REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

      The Corporation hereby represents and warrants that, as at the date hereof:

      (a) except for the registration and qualification rights provided for in this Agreement, the Corporation is not under any obligation to register or to qualify by filing a registration statement or prospectus, nor has it agreed to grant registration or qualification rights, with respect to any presently outstanding securities or securities which may hereafter be issued, under the U.S. Securities Legislation or under Canadian Securities Legislation, as applicable, or the securities laws of any other jurisdiction; and

      (b) it is not a party to any agreement which is inconsistent with the rights and obligations of the Corporation hereunder or otherwise conflicts with the provisions of this Agreement.

1.4   REVERSE TAKE-OVERS OR SIMILAR TRANSACTIONS

      In the event that the Initial Public Offering is effected by the distribution of securities in the capital of another Person which has been formed or becomes an Affiliate of the Corporation for the purpose of taking the business of the Corporation public (the "SUCCESSOR CORPORATION"): (i) references in this Agreement to "the Corporation" shall be deemed to refer to the Successor Corporation; (ii) references in this Agreement to the term "Registrable Securities" shall be deemed to refer to the securities in the capital of the Successor Corporation issued in exchange

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                                       10


for the outstanding Registrable Securities and/or issued as consideration for the sale or transfer by the Corporation of all or substantially all of its assets; (iii) the Successor Corporation shall become a party to this Agreement and assume all the obligations of the Corporation under this Agreement; and (iv) all of the other terms and provisions of this Agreement shall apply mutatis mutandis to the Successor Corporation and to the securities described in clause
(ii) above.

                                   ARTICLE 2
                               REGISTRATION RIGHTS

2.1   DEMAND REGISTRATIONS

      (a) If at any time after 180 days following the closing of the Corporation's Initial Public Offering the Corporation receives a written request (a "LONG FORM DEMAND NOTICE") that the Corporation effect the registration under the U.S. Securities Legislation (a "U.S. REQUESTED REGISTRATION") or the qualification for distribution (a "CANADIAN REQUESTED QUALIFICATION") under the applicable Canadian Securities Legislation of the Canadian provinces or territories designated in such request (the "DESIGNATED CANADIAN JURISDICTIONS") of all or part of the Registrable Securities from the Holders of at least 10,000,000 of the Aggregate Registrable Securities, which must include EdgeStone so long as EdgeStone continues to hold at least 5,000,000 Common Shares (as adjusted for share splits, consolidations and the like) the Corporation shall, as soon as possible but in any event within one hundred twenty (120) days of the receipt of the Long Form Demand Notice, file, with respect to all of the Registrable Securities that the Corporation has been requested to register (including Registrable Securities requested to be included in such registration pursuant to clause (f) below), in the event of a U.S. Requested Registration, a registration statement under the U.S. Securities Act on Form S-1 or F-1 (or any successor to Form S-1 or F-1), and, in the event of a Canadian Requested Qualification, a prospectus under the Canadian Securities Legislation in each of the Designated Canadian Jurisdictions on Form 41-501F1 pursuant to OSC Rule 41-501 General Prospectus Requirements, and, subject to Section 2.9(c) hereof, shall use its best efforts to effect the registration or qualification (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable "blue sky" laws) under applicable Securities Laws of all of such Registrable Securities as soon as possible.

      (b) Notwithstanding clause (a) above: (i) the Corporation shall not be obligated to effect a Requested Registration pursuant to this subsection during the 180 day period immediately following any previous Requested Registration pursuant to this section; (ii) the Corporation shall not be obligated to effect more than one Requested Registration in any 12 month period; and (iii) the Corporation shall not be obligated to effect a Requested Registration pursuant to this subsection unless the anticipated aggregate offering price of the Registrable Securities to be sold is at least $8,000,000. Subject to all limitations in the preceding sentence, the Corporation shall not be obligated to effect more than two Requested Registrations during the term of this Agreement. For the purpose of this clause (b), any concurrent U.S. Requested Registration and Canadian Requested Qualification shall be deemed to be a single Requested Registration only.

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                                       11


      (c) Notwithstanding clause (a) above, (i) the Corporation shall not be required to effect a Canadian Requested Qualification if the Corporation has not previously been a "reporting issuer" of any province of Canada; (ii) the Corporation shall not be required to effect a Canadian Requested Qualification if the Corporation is then a "reporting issuer" in good standing in the Province of Ontario and each such Canadian Holder may then resell all its Registrable Securities immediately under Rule 45-102 (or any successor rule) without reliance upon any prospectus exemption under applicable Canadian Securities Legislation in effect at such time; and (iii) the Corporation shall not be required to effect a U.S. Requested Registration if the Corporation has not previously effected an Initial Public Offering in the United States.

      (d) Notwithstanding clause (a) above, the Holders shall not be entitled to deliver a Long Form Demand Notice requesting a U.S. Requested Registration if the Corporation is then eligible to effect a U.S. Short Form Registration pursuant to Section 2.2 hereof.

      (e) Subject to Section 2.7, the Corporation may include in such Requested Registration other securities of the Corporation for sale, for the Corporation's account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of all of the Registrable Securities of the participating Holders at a price range acceptable to the requesting Holders.

      (f) Upon receipt of a Long Form Demand Notice pursuant to this subsection, the Corporation shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to join in such Requested Registration. Subject to
            Section 2.7 the Corporation will be obligated to include in the Requested Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by such Holder received by the Corporation within 20 days after delivery to the Holder of such written notice from the Corporation.

2.2   SHORT FORM REGISTRATIONS

      (a) If at any time after 180 days following the closing of the Corporation's Initial Public Offering in the United States, the Corporation receives a written request from any Holder (a "SHORT FORM DEMAND NOTICE") that the Corporation effect the registration of Registrable Securities on Form S-3, Form F-3 or, if the Corporation has prepared an underlying Canadian prospectus, Form F-10 (or any successors to such forms) under the U.S. Securities Act (a "U.S. SHORT FORM REGISTRATION"), the Corporation shall, with respect to all of the Registrable Securities that the Corporation has been so requested to register (including Registrable Securities requested to be included in such registration pursuant to clause (d) below), subject to Section 2.9(c) hereof, use its best efforts to effect such registration (and all such related qualifications and compliances), as soon as possible and in connection therewith shall take such other steps as are necessary to permit or facilitate the sale and distribution of such Registrable Securities.

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                                       12


      (b) Notwithstanding clause (a) above: (i) the Corporation shall not be obligated to effect a Short Form Registration pursuant to this subsection unless the anticipated aggregate offering price of the Registrable Securities to be sold is at least $5,000,000; and (ii) the Corporation shall not be obligated to effect a Short Form Registration pursuant to this subsection if, as applicable, Form S-3, Form F-3 or Form F-10 is not available for such an offering, provided, that the Corporation shall use its commercially reasonable efforts to so qualify as promptly as possible following its Initial Public Offering in the United States for registration on Form S-3, F-3 or F-10.

      (c) Subject to Section 2.7, the Corporation may include in such Short Form Registration other securities of the Corporation for sale, for the Corporation's account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of all of the Registrable Securities of the participating Holders at a price range acceptable to the requesting Holders.

      (d) Upon receipt of a Short Form Demand Notice pursuant to this subsection, the Corporation shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to join in such Short Form Registration. Subject to
            Section 2.7, the Corporation shall be obligated to include in the Short Form Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by such Holder received by the Corporation within 20 days after delivery to the Holder of such written notice from the Corporation.

      (e) Subject to the foregoing provisions of this Section 2.2, the Corporation shall file a Form S-3, F-3 or F-10 registration statement, covering the Registrable Securities requested to be registered as soon as practicable after receipt of all written requests from the Holders of Registrable Securities pursuant to this
            Section 2.2, but in any event within sixty (60) days of the receipt by the Corporation of the initial request for registration from the Holder(s) pursuant to this Section 2.2.

2.3   INCIDENTAL REGISTRATIONS

      If the Corporation for itself or for any of its security holders (other than Holders) shall at any time or times after the date hereof determine, (i) to register under the U.S. Securities Legislation any shares of its capital stock or other securities (a "U.S. INCIDENTAL REGISTRATION") (other than: (A) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Corporation, or any direct or indirect subsidiary of the Corporation pursuant to an employee or similar benefit plan; or (B) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the U.S. Securities Act or a comparable or successor rule, registered on SEC Form S-4 or similar or successor forms), or (ii) to file a prospectus under any Canadian Securities Legislation in order to qualify a distribution of securities in its capital stock or in a form and manner that, with the appropriate changes, would permit some or all of the Registrable Securities to be qualified for distribution to the public under such prospectus (a "CANADIAN INCIDENTAL QUALIFICATION") (other than in connection with any acquisition, securities exchange offer, corporate reorganization, dividend reinvestment plan or stock option or other employee benefit plan), the Corporation shall notify each Holder of such determination at least 45 days prior to the filing of such registration statement or prospectus, and upon the written request of any Holder given in writing to the Corporation within 20 days after the receipt of such notice, the Corporation shall, subject to Section 2.7, use its best efforts as soon as practicable thereafter to cause any Registrable Securities specified in such Holder's request to be included in such registration statement or prospectus to the extent such registration or qualification is permissible under the applicable Securities Laws and subject to the conditions of such applicable Securities Laws.

2.4   U.S.-ONLY IPO

      In the event that the Initial Public Offering is proposed to be made under the U.S. Securities Act only without a simultaneous offering under Canadian Securities Legislation, the Corporation shall, if requested by EdgeStone and if necessary in order to permit EdgeStone to sell its Registrable Securities in the United States free from resale restrictions under Canadian Securities Legislation either as part of such Initial Public Offering or immediately thereafter, concurrently with the Initial Public Offering use best efforts to become a "reporting issuer" under the applicable Canadian Securities Legislation of the Province of Ontario, and to take such other steps (including applying for exemptive relief) as may required such that the Registrable Securities will be free from restricted periods or seasoning periods under Canadian Securities Legislation immediately on the closing of the Initial Public Offering.

2.5   EXPENSES

      Except to the extent otherwise required by law, the Corporation shall pay all expenses incurred in complying with its obligations to the Holders under this Agreement, including without limitation, the cost of preparing any registration statement or prospectus, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer fees of transfer agents and registrars, translation costs, costs of insurance, and reasonable fees and disbursements of one counsel for the sellers of Registrable Securities (up to a maximum of $25,000 for: (i) each U.S. Registration and, (ii) each Canadian Qualification; provided that, a concurrent U.S. Registration and Canadian Qualification shall be subject to an aggregate maximum of $50,000), but excluding underwriting discounts and commissions and transfer taxes applicable to any sale of Registrable Securities.

2.6   EFFECTIVE REGISTRATION STATEMENT

      A Requested Registration, a Short Form Registration or an Incidental Registration shall not be deemed to have been effected unless, with respect to a U.S. Registration, the registration statement relating thereto has become and remained effective with the SEC for the period required for the distribution of all Registrable Securities included thereunder or, with respect to a Canadian Qualification, a receipt (or its equivalent) for the (final) prospectus relating thereto has been issued by the applicable Canadian Commission(s). Notwithstanding the foregoing, a Requested Registration, a Short Form Registration or an Incidental Registration will be deemed not to have been effected or receipted if: (i) within 60 days after it has become effective with the applicable Commission(s), such Requested Registration, Short Form Registration or Incidental Registration is interfered with by any stop order, cease trade order, injunction, or other order or requirement of the applicable Commission(s) or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by a Holder.

2.7   PRIORITY IN REGISTRATION

      (a) If a Requested Registration or Short Form Registration is a firm underwritten registration or offering and the managing underwriters give written advice to the Corporation of an Underwriter's Maximum Number with respect to such Requested Registration or Short Form Registration, which is less than the aggregate number (the "PROPOSED INCLUDED SECURITIES") of the Registrable Securities requested for inclusion by Holders plus any securities of the Corporation that the Corporation wishes to include for the Corporation's account or the account of others ("ADDITIONAL REGISTRABLE SECURITIES"), then Additional Registrable Securities shall be deducted from the Proposed Included Securities but only to the extent necessary so that the Proposed Included Securities (after such deduction) do not exceed the Underwriter's Maximum Number; provided that if the Proposed Included Securities (determined after deduction of the Additional Registrable Securities, as aforesaid) still exceeds the Underwriter's Maximum Number, then the Registrable Securities requested for inclusion by Holders shall be included up to the Underwriter's Maximum Number according to the following priority:

            (i) Firstly, Registrable Securities of EdgeStone requested to be included in such registration up to an aggregate of $20,000,000 of Registrable Securities;

            (ii) Secondly, any remaining Registrable Securities requested to be included in such registration by EdgeStone and any Registrable Securities held by Zarlink, PTIC and WCC, on a pro rata basis based on the number of Registrable Securities which such Holders requested to be included in such registration; and

            (iii) Thirdly, any Registrable Securities of Systems and Knowledge,
                  on a pro rata basis based on the number of Registrable Securities which such Holders requested to be included in such registration.

      (b) If an Incidental Registration is a firm underwritten registration or offering initiated by the Corporation, and the managing underwriters give written advice to the Corporation of an Underwriter's Maximum Number with respect to such Incidental Registration, then: (i) the Corporation shall be entitled to include in such registration or offering that number of securities which the Corporation proposes to offer and sell for its own account in such registration or offering and which does not exceed the Underwriter's Maximum Number; and (ii) the Corporation shall be obligated and required to include in such registration or offering that number of Registrable Securities which shall have been requested by Holders which does not exceed the difference between the Underwriter's Maximum Number and that number of securities which the Corporation is entitled to include therein pursuant to clause (i) of this subsection and if it shall be necessary to cut back the number of Registrable Securities requested to be included therein by Holders, then the Registrable Securities requested to be included by Holders shall be included up to the Underwriter's Maximum according to the following priority:

            (i) Firstly, Registrable Securities of EdgeStone requested to be included in such registration up to an aggregate of $20,000,000 of Registrable Securities and

            (ii) Secondly, any remaining Registrable Securities requested to be included in such registration by EdgeStone and any Registrable Securities held by Zarlink, PTIC and WCC, on a pro rata basis based on the number of Registrable Securities which such Holders requested to be included in such registration; and

            (iii) Thirdly, any Registrable Securities of Systems and Knowledge,
                  on a pro rata basis based on the number of Registrable Securities which such Holders requested to be included in such registration.

      (c) Notwithstanding that the Corporation will not be subject to any cut back on an Incidental Registration, it will in good faith consider the inclusion of a secondary offering component therein and if there is an over-allotment option granted to the underwriters in connection with an Incidental Registration, the Corporation will in good faith negotiate with the underwriters to allow a reasonable portion of the over-allotment option to be fulfilled by the Holders in accordance with the priority of the Holders set forth in paragraph (b) above, subject to the advice of the lead underwriter.

      (d) EdgeStone's priority to register up to an aggregate of $20,000,000 of Registrable Securities pursuant to clauses (a) and (b) above is intended to be cumulative, such that once $20,000,000 of the Registrable Securities held by EdgeStone have been included pursuant to either (a) and/or (b), then it shall no longer have priority with respect to such $20,000,000 of Registrable Securities.

2.8   DELAY LIMITATION

      Notwithstanding any other provision of this Agreement, the Corporation shall have the right to delay any registration of Registrable Securities requested pursuant to those provisions for up to ninety (90) days if such registration would, in the good faith judgment of the Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holders or would require the disclosure of material information, the premature disclosure of which would materially adversely affect the Corporation, and at the expiry of such 90 day period the Board of Directors will review whether such registration would, in the good faith judgment of the Board of Directors, substantially interfere with the proposed transaction or materially adversely affect the Corporation in which case the Board of Directors may delay such registration for an additional 90 days; provided, however, that the Corporation shall not be permitted to utilize its delay rights under this Section 2.8 for more than 180 days in total in any twelve month period.

2.9   OFFERING PROCEDURE OBLIGATIONS

      In connection with any offering of Registrable Securities pursuant to this Agreement, the Corporation shall:

      (a) in the case of a U.S. Registration, (1) cause each registration statement to become and remain effective for a period of 90 days or until the Holder or Holders have completed the distribution described in such registration statement, whichever first occurs or, in the case of an underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it; provided, however, that: (i) such 90 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter; and (ii) in the case of any registration of Registrable Securities on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 90 day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the U.S. Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the U.S. Securities Act governing the obligation to file a post effective amendment permit, in lieu of filing a post effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the U.S. Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the U.S. Exchange Act in the registration statement; (2) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (1) above and comply with the provisions of the U.S. Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the Holders' intended method of disposition for such period; (3) immediately notify each selling Holder and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the U.S. Securities Act, of the happening of any event of which the Corporation has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (4) advise each selling Holder, promptly after it shall obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (5) permit any selling Holder who, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Corporation, to participate in good faith in the preparation of such registration statement and to require the insertion therein of material furnished to the Corporation in writing, which in the reasonable judgment of such Holder and its counsel should be included, subject to review by the Corporation and its counsel after consultation with such holder;

      (b) furnish to each of the Holders requesting registration or qualification such number of copies of any prospectus (including any preliminary prospectus) or registration statement and prospectus or registration statement supplement or amendment as they may reasonably request in order to effect the offering and sale of Registrable Securities to be offered and sold, but only while the Corporation shall be required under the provisions of this Agreement to cause the registration statement or prospectus to remain current; and

      (c) take such action in fulfilment of its obligations under this Agreement as shall be necessary to qualify the securities covered by such registration under such blue sky or other U.S. state securities legislation or Canadian Securities Legislation for offers and sales as such Holder may reasonably request, subject to the limitations herein; provided, however, that the Corporation shall not be obligated to (i) qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not be then qualified or to file any general consent to service of process or
            (ii) file a prospectus or registration statement in any jurisdiction where it has not previously filed a prospectus or registration statement (except as contemplated by Section 2.4).

      If requested in connection with an offering in accordance with Section 2.1 or 2.2 of this Agreement, the Corporation and requesting Holders shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected by the Board of Directors and acceptable to a majority in interest of the Holders requesting the registration or qualification of their Registrable Securities containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements of that type. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Corporation shall, subject to applicable law,
(i) furnish each of the Holders requesting the registration of its Registrable Securities, at the Corporation's expense, with unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as such Holders request; (ii) instruct the Corporation's transfer agent and registrar to release any stop transfer orders with respect to the Registrable Securities being sold; and (iii) use its best efforts to list such Registrable Securities on each stock exchange on which the shares or other securities of the Corporation are listed.

      The Corporation may require each Holder of Registrable Securities to be sold pursuant to this Agreement to furnish the Corporation with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Corporation may from time to time reasonably request in writing.

2.10  RULE 144

      With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Corporation under the U.S. Securities Act shall have become effective, the Corporation agrees to:

      (a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the U.S. Securities Act;

      (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the U.S. Securities Act and the U.S. Exchange Act; and

      (c) furnish to each Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the U.S. Securities Act and the U.S. Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

2.11  INDEMNIFICATION

      (a) In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, the Corporation shall hold harmless and indemnify each of the Holders and their respective officers, directors, partners, employees and agents, if any, from and against any losses (other than loss of profits), claims, damages or liabilities to which any of them may be subject under any applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which such Registrable Securities were distributed, or any document incidental to the registration or sale of such Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, or (ii) any violation by the Corporation of any applicable Securities Laws relating to action or inaction required by the Corporation in connection with such registration or sale under such Securities Laws; provided, however, that the Corporation will not be liable in any case to any given Holder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such prospectus, registration statement or document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in the preparation thereof. This indemnity shall be in addition to any liability the Corporation may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any director or officer, or controlling Person of such Holder and shall survive the transfer of such securities by such Holder.

      (b) In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, each of the Holders for whom such registration or qualification of Registrable Securities has been made agrees, in the same manner and to the same extent as set forth in subsection (a) of this section, to severally (and not jointly and severally) indemnify and hold harmless the Corporation, each of the other Holders and all of their respective officers, directors, partners, employees and agents, if any, from and against any losses (other than loss of profits), claims, damages or liabilities to which any of them may be subject under any applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement relating to information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in, or any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which such Registrable Securities were distributed, or any document incidental to the registration, qualification or sale of such Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in such registration statement or prospectus, or (ii) any violation by the Holder of any applicable Securities Laws; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage or liability which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement or prospectus bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement or prospectus.

      (c) Each of the parties entitled to indemnification pursuant to this Section (each, an "INDEMNIFIED PARTY") shall, promptly after receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought pursuant to this section, notify the indemnifying party in writing of the commencement thereof. The omission of any Indemnified Party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such Indemnified Party on account of the indemnity pursuant to this section, unless (and only to the extent that) the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such Indemnified Party. In case any such action shall be brought against an Indemnified Party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No admission of liability shall be made by the Indemnified Party without the consent of the indemnifying party. If, after having been notified by the Indemnified Party of the commencement of any action against such

            Indemnified Party in respect of which indemnity may be sought, the indemnifying party fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving notice thereof, the Indemnified Party shall have the right to employ counsel in respect of the defense of such suit and the fees and expenses of such counsel shall be at the expense of the indemnifying party.

      (d) If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be otherwise available in accordance with its terms but is, for any reason, held to be unavailable or unenforceable by an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party is determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

2.12  SUPERIOR REGISTRATION OR QUALIFICATION RIGHTS

      Unless the Corporation obtains the prior written consent of a Holders Majority, the Corporation shall not grant or agree to grant any registration or qualification or other similar rights more favourable than or on parity with, or inconsistent with, any of the rights contained herein, or any other rights that would result in a reduction of the number of Registrable Securities includable in any registration statement or prospectus filed under this Agreement, all so long as any of the registration or qualification rights under this Agreement remain in effect.

2.13  LOCK-UP AGREEMENT

      Each of the Investors hereby agrees not to sell or otherwise dispose of any Registrable Securities or other equity securities of the Corporation (except the Registrable Securities, if any, sold pursuant to an Initial Public Offering) for a period of up to 180 days (or such lesser period as the lead underwriter(s) of such Initial Public Offering may agree) following the earlier of:

            (i)   the effective date of the registration statement, or

            (ii)  the date of receipt for a final prospectus

in respect of an Initial Public Offering, without the prior written consent of the lead underwriter(s) of such Initial Public Offering, such consent not to be unreasonably withheld or delayed; provided, however, that, subject to advice from the lead underwriter(s), all Persons entitled to registration rights with respect to shares of the Corporation's capital stock who are not parties to this Agreement, all other Persons selling shares in such offering, all Persons holding in excess of 1% of the capital stock of the Corporation on a fully diluted basis and all executive officers and directors of the Corporation shall also have agreed not to sell publicly their shares under the circumstances and pursuant to the terms set forth in this Section 2.13 (and for a period not less than the lock-up period applicable to the Investors); and provided, further, however, that if the lead underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the lead underwriter shall contemporaneously release a pro rata portion of the Registrable Securities from such lock-up.

                                   ARTICLE 3
                                     GENERAL

3.1   TERM

      The registration and qualification obligations of the Corporation pursuant to this Agreement shall terminate, with respect to any Holder, on the earlier of:

      (a) for the purposes of any obligation of the Corporation hereunder to effect a U.S. Registration for the benefit of such Holder, the first to occur of: (i) the date that all Registrable Securities held by such Holder are registered pursuant to an effective registration statement filed under the U.S. Securities Act; (ii) the date that all Registrable Securities held by such Holder may be sold pursuant to Rule 144 under the U.S. Securities Act if the Holder is able to sell under Rule 144 during any three-month period all of the remaining Registrable Securities issued or issuable to such Holder; and (iii) if the only public market for the Common Shares is a stock exchange in Canada, the date that all Registrable Securities held by such Holder may be sold to the public on such Canadian exchange without registration under the U.S. Securities Act;

      (b) for the purposes of any obligation of the Corporation hereunder to effect a Canadian Qualification for the benefit of such Holder, the first to occur of: (i) the date that all Registrable Securities held by such Holder are qualified pursuant to a prospectus under Canadian Securities Laws; and (ii) the date that all Registrable Securities held by such Holder may be sold under Rule 45-102 (or any successor rule) without a prospectus or reliance on a prospectus exemption under applicable Canadian Securities Legislation;

      (c) the date that all of the Registrable Securities held by such Holder are sold in a private transaction in which the transferor's rights under this Agreement are not assigned pursuant to Section 3.5 hereof; and

      (d) the date that is five (5) years following the date of an Initial Public Offering.

3.2   TERMINATION NOT TO EFFECT RIGHTS OR OBLIGATIONS

      A termination of this Agreement or any provision of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination (including, without limitation, any rights to indemnification or contribution pursuant to Section 2.11), and such rights and obligations shall survive the termination of this Agreement.

3.3   CHANGES IN REGISTRABLE SECURITIES

      If, and as often as, there is any change in the Registrable Securities by way of reclassification or exchange, or through a merger, amalgamation, consolidation or capital reorganization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

3.4   EDGESTONE PURCHASE OPTION

      The parties hereto agree that, if requested by EdgeStone, any transferee of the benefit of the EdgeStone Purchase Option shall be joined to this Agreement as an "Investor" and shall have all the rights and privileges of an Investor hereunder.

3.5   ASSIGNMENT

      All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and enure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not, provided, however, that registration and qualification rights conferred herein shall only enure to the benefit of a transferee of Registrable Securities (and transferees of such transferees) if:

      (a) there is transferred to such transferee at least 40% of the Registrable Securities held by the Holder on the date hereof; or

      (b) such transferee (or transferee of such transferee) is a Permitted Transferee of the Holder.

      Each permitted transferee hereunder shall execute a counterpart of and become a party to this Agreement and shall be deemed to be an "Investor" for all purposes. Each Holder shall notify the Corporation of each such transfer as soon as practicable and, in any event, no later than ten (10) Business Days after such transfer.

3.6   FURTHER ASSURANCES

      The Corporation and each of the Investors covenants and agrees to take all other necessary or desirable action within its control and to the extent permitted by law so as to give full effect to the provisions of this Agreement.

3.7   ARBITRATION

      Subject to Section 3.11, all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall be arbitrated and finally resolved pursuant to the Arbitration Act, 1991 (Ontario). Such arbitration shall be conducted by a single arbitrator. The arbitrator shall be appointed by agreement between the parties or, failing agreement, such arbitrator shall be appointed in accordance with Section 10 of the Arbitration Act, 1991 (Ontario). The place of arbitration shall be the City of Ottawa in the Province of Ontario unless the dispute involves EdgeStone, in which circumstance it may elect as part of the process of selecting the arbitrator that the place of arbitration shall be the City of Toronto in the Province of Ontario. The language of the arbitration shall be English. Any notice or other document, including a notice commencing arbitration, may be served by sending it to the addressee by facsimile in accordance with Section 3.8 hereof. The decision arrived at by the arbitrator, howsoever constituted, shall be final and binding and no appeal shall lie therefrom.

3.8   NOTICES

      All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch), (iii) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 3.8):

            if to the Corporation to:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON
                  K2K 2W7

                  Attention:  Chief Executive Officer
                  Fax:  (613) 592-7838

                  With a copy to:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON
                  K2K 2W7

                  Attention: Chief Financial Officer, and VP Finance
                  Fax: (613) 592-7838

                  And with a copy to:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON
                  K2K 2W7

                  Attention:  Corporate Legal Counsel
                  Fax:  (613) 592-7813

                  And with a copy to:

                  Osler, Hoskin & Harcourt LLP
                  Suite 1500
                  50 O'Connor Street
                  Ottawa, ON
                  K1P 6L2

                  Attention: J. Craig Wright
                  Fax:  (613) 235-2867

            if to EdgeStone:

                  EdgeStone Capital Equity Fund II Nominee, Inc.
                  130 King Street West
                  Suite 600
                  Toronto, Ontario
                  M5X 1A6

                  Attention:  Guthrie Stewart and Sandra Cowan
                  Fax:  (416) 860-9838
                  Fax:  (416) 860-9838

            if to Zarlink:

                  Zarlink Semiconductor Inc.
                  350 Legget Drive
                  P.O. Box 13089
                  Kanata, Ontario K2K 2W7

                  Attention: Mr. Don McIntyre
                  Fax:  (613) 271-7223

            if to Systems, Knowledge or WCC:

                  c/o Wesley Clover International Corporation
                  555 Leggett Drive
                  Tower B, Suite 534
                  Ottawa, Ontario  K2K 2X3

                  Attn: Dr. T.H. Matthews and Jose Medeiros
                  Fax: (613) 271-9810

            if to PTIC:

                  Power Technology Investment Corporation
                  751, Square Victoria
                  Montreal, Quebec H2Y 2J3

                  Attn: Mr. Peter Kruyt
                  Fax:  (514) 286-7464

3.9   WAIVERS, AMENDMENTS

      Except as otherwise expressly provided in this Agreement, (i) no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and (ii) no waiver of any provision of this Agreement shall constitute or be deemed to constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver; provided, however, that each party shall sign any documents amending, waiving or terminating this Agreement or a provision of this Agreement if such document has been consented to in writing (whether signed in one or more counterparts) by the Corporation, EdgeStone and each other Holder of not less than 5,000,000 Registrable Securities (calculated on an as-if converted into Common Shares basis and adjusted for share splits, consolidations and the like).

3.10  COUNTERPARTS

      This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. Each party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures.

3.11  EQUITABLE RELIEF

      Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

               THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, each of the parties has executed this Registration Rights Agreement on and as of the date first above written.

                                          MITEL NETWORKS CORPORATION

                                            By:  /s/ Steve Spooner
                                                --------------------------------
                                                 Name: Steve Spooner
                                                 Title: CFO

                                          MITEL SYSTEMS CORPORATION

                                          By:    /s/ Jose Medeiros
                                                --------------------------------
                                                 Name: Jose Medeiros
                                                 Title: Officer

                                          MITEL KNOWLEDGE CORPORATION

                                          By:    /s/ Jose Medeiros
                                                --------------------------------
                                                 Name: Jose Medeiros
                                                 Title: Officer


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          EDGESTONE CAPITAL EQUITY FUND II-B GP,
                                          INC., AS AGENT FOR EDGESTONE CAPITAL
                                          EQUITY FUND II-A, L.P. AND ITS
                                          PARALLEL INVESTORS

                                          By:    /s/ Guthrie J. Stewart
                                                --------------------------------
                                                 Name: Guthrie J. Stewart
                                                 Title:   Officer

                                          EDGESTONE CAPITAL EQUITY FUND II
                                          NOMINEE, INC., AS NOMINEE FOR
                                          EDGESTONE CAPITAL EQUITY FUND II-A,
                                          L.P. AND ITS PARALLEL INVESTORS

                                          By:    /s/ Guthrie J. Stewart
                                                --------------------------------
                                                 Name: Guthrie J. Stewart
                                                 Title:   Officer


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          ZARLINK SEMICONDUCTOR INC.

                                          By:    /s/ Donald McIntyre
                                                --------------------------------
                                                 Name: Donald McIntyre
                                                 Title: Sr. VP & General Counsel


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         POWER TECHNOLOGY INVESTMENT CORPORATION

                                         By:    /s/ Leslie Raenden
                                               --------------------------------
                                                Name: Leslie Raenden
                                                Title: Executive Vice President
                                                         Finance


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          WESLEY CLOVER CORPORATION

                                          By:    /s/ Jose Medeiros
                                                --------------------------------
                                                 Name: Jose Medeiros
                                                 Title: Officer